UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-70663 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Effective as of April 11, 2007, the Board of Directors (the ‘‘Board’’) of Majesco Entertainment Company (the ‘‘Company’’) appointed Allan Grafman to serve as a Class III Director until the 2008 Annual Meeting of the Company’s stockholders.

Mr. Grafman will serve on the audit, nominating and governance, and the compensation committees of the Board.

There are no arrangements or understandings between Mr. Grafman and any other person pursuant to which Mr. Grafman was selected as a director. There are no transactions to which the Company is a party and in which Mr. Grafman has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Grafman has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On April 12, 2007, the Company issued a press release announcing Mr. Grafman’s appointment to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

(a)    Concurrent with the Board appointment discussed in Item 5.02 above, on April 11, 2007, the Board reduced the number of director positions on the Board from nine to six and also reduced the number of directors per class for each of the three classes of the Board from three to two. With the appointment of Mr. Grafman, the Board now has six members.

(b)    On March 26, 2007, Jesse Sutton, the Company’s Interim Chief Executive Officer, amended his Rule 10b5-1 prearranged trading plan to increase the aggregate number of shares that may be sold under the plan from 370,000 to 520,000 shares, subject to specified price limitations set forth in the plan.

The 10b5-1 plan is scheduled to expire on September 30, 2007. Any sales under the 10b5-1 plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock. Such trading plans allow a corporate insider to gradually diversify his or her holdings of stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by the insider while in possession of material nonpublic information. The plans may be entered into or amended only when the director or officer is not in possession of material non-public information.

Except as may be so required, the Company does not undertake any obligation to update or report any modification, termination, or other activity under Mr. Sutton’s 10b5-1 plan or any other plan that may be adopted by other officers or directors of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated April 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: April 13, 2007

/s/ Jesse Sutton Jesse Sutton Interim Chief Executive Officer